UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2009

DISH NETWORK CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

DISH DBS CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

     On August 12, 2009, DISH Network Corporation (NASDAQ: “DISH”) announced that its subsidiary, DISH DBS Corporation, priced an offering of $1 billion aggregate principal amount of debt securities at an issue price of 97.467%. The debt securities will be issued as 7.875% Senior Notes due 2019.  The net proceeds of the offering are intended to be used for general corporate purposes.

    The offering is expected to close on August 17, 2009, subject to customary conditions.

    DISH DBS Corporation placed the notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

   Certain statements incorporated herein by reference may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  Neither DISH Network Corporation nor DISH DBS Corporation undertake any obligation to update forward-looking statements.

     See Press Release, dated August 12, 2009, “DISH Network Places Offering of $1 Billion in Senior Notes” attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit 99.1 Press Release “DISH Network Places Offering of $1 Billion in Senior Notes” dated August 12, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION
Date: August 13, 2009	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release “DISH Network Places Offering of $1 Billion in Senior Notes” dated August 12, 2009